UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 15, 2015

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12203	62-1644402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 E. St. Andrew Place
Santa Ana, CA 92705
(Address, including zip code of Registrant’s principal executive offices)
Registrant’s telephone number, including area code: (714) 566-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2015, Ingram Micro Inc. (“Ingram Micro”) and Ingram Funding Inc. (“Ingram Funding”), an indirect wholly-owned subsidiary of Ingram Micro, entered into an amendment (the “Amendment”) to Ingram Micro’s U.S. revolving trade account receivable-backed financing program (the “U.S. Receivables Program”) to extend the maturity date of the U.S. Receivables Program to April 13, 2018, and to make additional changes to the U.S. Receivables Program. Such changes include modifications, deletions and added terms, including terms related to the required reserve applicable to the receivables pool, regulatory developments and obligations of the parties with respect to U.S. federal withholding taxes imposed under FATCA.

The terms of the Amendment are documented pursuant to an Omnibus Amendment No. 3 to Receivables Purchase Agreement and Receivables Sale Agreement included as an exhibit to this report, and pursuant to related ancillary documents thereto. Ingram Micro is paying customary fees in connection with its entering into the Amendment. The foregoing description is qualified in its entirety by reference to the Omnibus Amendment No. 3 to Receivables Purchase Agreement and Receivables Sale Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Omnibus Amendment No. 3 dated April 15, 2015 among Ingram Micro Inc., Ingram Funding Inc., the various Purchaser Groups from time to time party thereto and The Bank of Nova Scotia

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
Name:	Larry C. Boyd
Title:	Executive Vice President,
Secretary and General Counsel
Date: April 16, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	Omnibus Amendment No. 3 dated April 15, 2015 among Ingram Micro Inc., Ingram Funding Inc., the various Purchaser Groups from time to time party thereto and The Bank of Nova Scotia